News Release

Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net
Media Contact: Sam Jefson - Public Relations Specialist - 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES' FIRST QUARTER FISCAL 2018 FINANCIAL RESULTS
ANNOUNCEMENT TO BE MADE ON DECEMBER 20, 2017
---- Conference Call Scheduled for 9:00 a.m. CST ----

FOREST CITY, IOWA, December 6, 2017 - Winnebago Industries, Inc. (NYSE: WGO), a leading United States (U.S.) recreation vehicle manufacturer, plans to issue its earnings release for its first quarter of Fiscal 2018 before the market opens on December 20, 2017. The Company will also host a conference call to discuss the financial results for the quarter on Wednesday, December 20, 2017 at 9 a.m. CST.

All interested parties are invited to listen live via the Company's website, http://investor.wgo.net. The event will be archived and available for replay for the next 90 days. To access the replay, click on http://phx.corporate-ir.net/phoenix.zhtml?c=85260&p=irol-audioarchives.

About Winnebago Industries

Winnebago Industries is a leading U.S. manufacturer of recreation vehicles under the Winnebago and Grand Design brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers and fifth wheel products. Winnebago has multiple facilities in Iowa, Indiana, Oregon and Minnesota. The Company's common stock is listed on the New York and Chicago Stock Exchanges and traded under the symbol WGO. Options for the Company's common stock are traded on the Chicago Board Options Exchange. For access to Winnebago's investor relations material or to add your name to an automatic email list for Company news releases, visit http://investor.wgo.net.

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